Exhibit 10.17

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

Corporation:	MULESOURCE, INC., a Delaware corporation
Number of Shares:	4,910
Class of Stock:	Series B Preferred Stock
Initial Exercise Price:	$3.055 per share
Issue Date:	March 5, 2008
Expiration Date:	March 5, 2018 (Subject to Section 4.1)

THIS WARRANT TO PURCHASE STOCK (“WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK, a Texas banking association, or its assignee (“Holder”), is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of MULESOURCE, INC. (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.	EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Holder shall also deliver to the Company a check or wire for the aggregate Warrant Price for the Shares being purchased.

1.2 Intentionally Omitted.

1.3 Delivery of Certificate and New Warrant. Within 45 days after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant representing the Shares not so acquired.

1.4 Replacement of Warrants. In the case of loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5 Acquisition of the Company.

1.5.1 “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.5.2 Treatment of Warrant in the Event of an Acquisition. The Company shall give Holder written notice at least 20 days prior to the closing of any proposed Acquisition. The Company will use its commercially reasonable efforts to cause the acquirer of the Company under the Acquisition (the “Acquirer’) to assume this Warrant as a part of the Acquisition.

(a) If the Acquirer assumes this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly, and the Warrant Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

(b) If the Acquirer refuses to assume this Warrant in connection with the Acquisition, the Company shall give Holder an additional written notice at least 5 days prior to the closing of the Acquisition of such fact. In such event, notwithstanding any other provision of this Warrant to the contrary, Holder may immediately exercise this Warrant in the manner specified in this Warrant with such exercise effective immediately prior to closing of the Acquisition. If Holder elects not to exercise this Warrant, then this Warrant will terminate immediately prior to the closing of the Acquisition; provided, however, that if the consideration payable to the Company and/or its shareholders, as applicable, under the Acquisition (the “Acquisition Consideration’) is to consist of privately traded securities, then Holder shall have the option, effective prior to the closing of the Acquisition, to put this Warrant to the Company as follows:

(i) Holder shall provide written notice of the put to the Company prior to the closing of the Acquisition;

(ii) prior to or simultaneously with the closing of the Acquisition, the Company shall pay Holder an amount equal to:

A) the value of one Share determined by dividing: (i) the total Acquisition Consideration, by (ii) the number of fully diluted shares of the Company determined immediately prior to the closing of the Acquisition; multiplied by

B) the number of Shares exercisable under this Warrant; minus

C) the Warrant Price, multiplied by the number of Shares for which this Warrant is exercisable; and

upon payment to Holder of the above amount, this Warrant shall be deemed canceled.

ARTICLE 2.	ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Articles or Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser number of Shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are split or multiplied, by reclassification or otherwise, into a greater Number of Shares, the Warrant Price shalt be proportionately decreased.

2.4 Adjustments for Diluting Issuances. The Warrant Price and the Number of Shares issuable upon exercise of this Warrant shall be subject to adjustment, from time to time, in the manner set forth on Exhibit A if attached, in the event of Diluting Issuances (as defined on Exhibit A.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.7 Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value, as determined by the Company’s Board of Directors, of a full Share.

ARTICLE 3.	REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to, and agrees with, the Holder as follows:

3.1.1 The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

3.1.2 All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.1.3 The Company’s capitalization table attached to this Warrant is true and complete as of the Issue Date

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of stock will be entitled to exchange their stock for securities or other property deliverable upon the occurrence of such event).

3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués to the shareholders of the Company, (b) within two hundred forty (240) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements.

3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B.

ARTICLE 4.	INVESTMENT REPRESENTATIONS AND COVENANTS OF HOLDER.

With respect to the acquisition of this Warrant and any of the Shares, Holder hereby represents and warrants to, and agrees with, the Company as follows:

4.1 Purchase Entirely for Own Account. This Warrant is issued to Holder in reliance upon Holder’s representation to the Company that this Warrant and the Shares will be acquired for investment for Holder’s, or its affiliate’s, own account, not as a nominee or agent, and not with a View to the resale or distribution of any part thereof other than to an affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an affiliate, to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

4.2 Reliance upon Holder’s Representations. Holder understands that this Warrant and the Shares are not registered under the Act on the ground that the issuance of such securities is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on Holder’s representations set forth herein.

4.3 Accredited Investor Status. Holder represents to the Company that Holder is an Accredited Investor (as defined in the Act).

4.4 Restricted Securities. Holder understands that this Warrant and the Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

4.5 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

ARTICLE 5.	MISCELLANEOUS.

5.1 Term; Exercise Upon Expiration. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the three-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the third anniversary of the effective date of the Company’s initial public offering.

5.2 Legend. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this Warrant to its affiliates, including, without limitation, Comerica Incorporated, at any time by giving the Company subsequent notice, but without the delivery of any other instrument to the Company, and such affiliate shall then be entitled to all the rights of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises this Warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the Company shall have the right to refuse to transfer any portion of this Warrant or the Shares issued upon the exercise hereof to any person who, in the reasonable opinion of the Company’s board of directors after consultation with Holder, directly competes with the Company.

5.5 Market Stand-Off. Holder hereby agrees that Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the initial public offering of the Company (or such other longer period as may be requested by the managing underwriter to accommodate regulatory restrictions on the publication of research analyst reports, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE 472(f)(4) (or similar successor provisions), as the case may be, as well as any amendments thereto), provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by the same restrictions. The obligations described in this Section 5.5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions until the end of such period. Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 5.5. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all holders of the Company’s equity securities subject to such agreements pro rata based on the number of shares subject to such agreements.

5.6 No Stockholder Rights. No Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof; or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

5.7 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

Comerica Bank c/o Comerica Incorporated

Attn: Warrant Administrator

500 Woodward Avenue, 32nd Floor, MC 3379

Detroit, MI 48226

All notices to the Company shall be addressed as follows:

MULESOURCE, INC.

Suite 1380

San Francisco, CA 94105

5.8 Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.9 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.11 Confidentiality. The Company hereby agrees to keep the terms and conditions of this Warrant confidential. Notwithstanding the foregoing confidentiality obligation, the Company may disclose information relating to this Warrant as required by law, rule, regulation, court order or other legal authority, provided that (i) the Company has given Holder at least ten (10) days’ notice of such required disclosure, and (ii) the Company only discloses information that is required, in the opinion of counsel reasonably satisfactory to Holder, to be disclosed.

MULESOURCE, INC.

By:	/s/ Jim Emerich
Name:	Jim Emerich
Title:	CFO

By:
Name:
Title:

[Signature Page to Warrant to Purchase Stock]

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                  shares of the                      stock of MULESOURCE, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Comerica Bank

Attn: Warrant Administrator

500 Woodward Avenue, 32nd Floor, MC 3379

Detroit, MI 48226

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

COMERICA BANK or Assignee

(Signature)

(Name and Title)

(Date)

EXHIBIT A

Anti-Dilution Provisions

In the event of the issuance (a “Diluting Issuance”) by the Company, after the Issue Date of this Warrant, of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions (the “Provisions”) of the Company’s Certificate of Incorporation which apply to Diluting Issuances. The Provisions shall not be deemed in any manner to limit or restrict the applicability of the Provisions to the Shares. Any language in the Provisions that in any manner limits or restricts the applicability of the Provisions to the Shares shall not apply to this Warrant.

Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

EXHIBIT B

Registration Rights

The Shares (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed “registrable securities” and entitled to “piggy back” registration rights in accordance with the terms of the following agreement (the “Agreement”) between the Company and its investor(s):

Amended and Restated Investors’ Rights Agreement dated as of May 21, 2007.

The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder’s registration rights thereunder that is different from the impact on the other investors entitled to such rights without the consent of Holder. By acceptance of the Warrant to which this Exhibit B is attached, Holder shall be deemed to be a party to the Agreement solely for the purpose of the above-mentioned registration rights.